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                                                                   CONFIDENTIAL


                   Co-Invention Agreement C3D-TridStore-Toolex

By and between

C3D Inc. (f/k/a Latin Venture Partners, Inc.), a Florida corporation ("C3D"), TriDStore IP, L.L.C. (f/k/a OMD Devices L.L.C.), a Delaware limited liability company and a wholly-owned subsidiary of C3D ("TriDStore")

and

         Toolex International N.V., De Run 4315, 5503 LP Veldhoven The Netherlands and its subsidiaries (hereinafter referred to as "Toolex").

WHEREAS

The parties CDDD, TriDStore and TOOLEX, hereinafter called partners, have entered into a co-operation program for out-developing and commercialising a dedicated thin film technology and production equipment for optical media manufacturing. This is dealt with in Cooperation Agreement CDDD-TriDStore-Toolex December 1999 and the logical successors thereof. Inventions within this co-operation may be forwarded into a patent application or patent applications.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Title of right of (a) patent (s) generated by CDDD, TriDStore and Toolex or its employees shall remain to the partner or partners, which generated it. Employees from both partners can be involved in a specific invention that may be forwarded towards a patent application.

2. Both partners grant each other royalty free license to use the patents generated in and relevant for the collaboration on this specific co-operation program for those industrial applications which can be seen as a logical consequence of the co-operation program given the industrial position of that partner.

3. Co-ownership of patent applications can never led to licensing by a partner to a third party without the written consent of the other partner. That partner cannot withhold this consent for applications outside the scope of that partner.

4. The costs related to the patent shall be paid for by the owner(s). If a patent is generated between the two partners and one partner does not want to share the costs, the ownership will go to the remaining partner. This does not impact the right on royalty free license as mentioned under Clause 2.

5. Inventions leading to patent applications which are done after this co-operation and which may be partially or fully based on skills and knowledge explored during this co-operation are not within the scope of this agreement.

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6.       This agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CDDD, Inc.                                   Toolex International N.V.
Veldhoven, 20 Dec 1999                       Veldhoven, 20 Dec 1999


/s/ Professor Eugene Levich                  /s/ Dr. J.A. Th. Verhoeven
----------------------------------           ----------------------------------
Name:  Professor Eugene Levich               Name:  Dr. J.A. Th. Verhoeven
Title:  Chairman                             Title:  Strategic Program Manager

TriDStore
Veldhoven, 20 Dec 1999


/s/ Professor Eugene Levich
----------------------------------
Name:  Professor Eugene Levich
Title:  Chairman